As filed with the Securities and Exchange Commission on July 21, 1998.
                          Registration No. 333-_______.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CARR-GOTTSTEIN FOODS CO.
             (Exact name of Registrant as specified in its charter)

                    Delaware                           92-0135158
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)

                                  6411 A Street
                             Anchorage, Alaska 99518
                                 (907) 561-1944
                    (Address of Principal Executive Offices)
                               -------------------

                            CARR-GOTTSTEIN FOODS CO.
                         1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                Lawrence Hayward
                             Chief Executive Officer
                            CARR-GOTTSTEIN FOODS CO.
                                  6411 A Street
                             Anchorage, Alaska 99518
                                 (907) 561-1944
      (Name, address and telephone number of agent for service of process)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                             Proposed                Proposed Maximum
Title of Securities     Amount to            Maximum Offering        Aggregate Offering      Amount of
to Be Registered        be Registered(1)     Price Per Share(2)      Price(2)                Registration Fee
-------------------     ----------------     ------------------      ------------------      ----------------
Common Stock, par       762,932 Shares       $7.25                   $5,531,257              $1,632
value $.01 per share
-------------------------------------------------------------------------------------------------------------

(1) These shares are being registered for issuance upon exercise of options granted and to be granted pursuant to certain amendments to the Carr-Gottstein Foods Co. 1991 Employee Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the high and low prices of the Common Stock of Carr-Gottstein Foods Co. as reported on July 15, 1998 on the New York Stock Exchange.

     Pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on November 24, 1993, File No. 33-72184 (the "Prior Registration Statement"), Carr-Gottstein Foods Co., a Delaware corporation (the "Company") registered a total of 835,642 shares of the common stock of the Company, par value $.01 per share ("Common Stock"). Of that amount, 37,000 shares were registered for issuance pursuant to the Carr-Gottstein Foods Co. Key Employee Stock Purchase Plan, and 798,642 shares were registered for issuance upon the exercise of options granted and to be granted pursuant to the Carr-Gottstein Foods Co. 1991 Employee Stock Option Plan (the "Stock Option Plan").

     Pursuant to certain amendments to the Stock Option Plan, the number of shares issuable upon the exercise of options granted and to be granted under the Stock Option Plan has been increased to 1,561,574 shares of Common Stock. This Registration Statement registers the additional 762,932 shares of Common Stock issuable under the Stock Option Plan, as amended. Pursuant to Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein.

     In accordance with General Instruction E to Form S-8, the following exhibits are filed herewith:

  Exh. No.    Description
  --------    -----------

  4.1         Restated Certificate of Incorporation(1)

  4.2         Restated Bylaws(2)

  4.3 Carr-Gottstein Foods Co. 1991 Employee Stock Option Plan, as amended(3)

  4.4         Form of Stock Option Award Agreement(4)

  5.1         Opinion of Michael Moxness, Esq.(3)

  23.1        Consent of KPMG Peat Marwick(3)

  23.2        Consent of Michael Moxness, Esq. (included in Exhibit 5.1)

  24.1        Power of Attorney (included on page 3)

---------------

(1) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 4, 1993.

(2) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 3, 1993.

(3)  Filed herewith.

(4) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8, File No. 33-72184, filed November 24, 1993.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on July 20, 1998.

                                       CARR-GOTTSTEIN FOODS CO.


                                       By:  LAWRENCE H. HAYWARD
                                            ------------------------------------
                                            Lawrence H. Hayward, President and
                                            Chief Executive Officer


                                Power of Attorney

     Each person whose signature appears below hereby constitutes and appoints Lawrence H. Hayward and Donald J. Anderson, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, or his substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 20, 1998, by the following persons in the capacities indicated below.


  Name                                    Title
  ----                                    -----

  LAWRENCE H. HAYWARD                     President, Chief Executive Officer and
  ------------------------------          Director (Principal Executive Officer)
  Lawrence H. Hayward


  DONALD J. ANDERSON                      Chief Financial Officer (Principal
  ------------------------------          Financial and Accounting Officer)
  Donald J. Anderson

  JOHN J. CAIRNS                          Director
  ------------------------------
  John J. Cairns


  LEONARD I. GREEN                        Director
  ------------------------------
  Leonard I. Green


  JONATHAN D. SOKOLOFF                    Director
  ------------------------------
  Jonathan D. Sokoloff


  GREGORY J. ANNICK                       Director
  ------------------------------
  Gregory J. Annick


  E. DEAN WERRIES                         Director
  ------------------------------
  E. Dean Werries


  DONALD E. GALLEGOS                      Director
  ------------------------------
  Donald E. Gallegos

                                INDEX TO EXHIBITS


  Exhibit
  Number      Description
  -------     -----------

  4.1         Restated Certificate of Incorporation(1)

  4.2         Restated Bylaws(2)

  4.3 Carr-Gottstein Foods Co. 1991 Employee Stock Option Plan, as amended(3)

  4.4         Form of Stock Option Award Agreement(4)

  5.1         Opinion of Michael Moxness, Esq.(3)

  23.1        Consent of KPMG Peat Marwick(3)

  23.2        Consent of Michael Moxness, Esq. (included in Exhibit 5.1)

  24.1        Power of Attorney (included on page 3)

---------------

(1) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 4, 1993.

(2) Incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 3, 1993.

(3)  Filed herewith.

(4) Incorporated by reference to the exhibit filed with the Registrant's Registration Statement on Form S-8, File No. 33-72184, filed November 24, 1993.